Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 17, 2025, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Gyre Therapeutics, Inc. on Form 10-K for the years ended December 31, 2024 and 2023, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement.

/s/ Grant Thornton Zhitong Certified Public Accountants LLP

Beijing, China
March 20, 2025